UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 27, 2026

STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

IRS Employer Identification No. 27-0348508

Nevada
(State or other jurisdiction of incorporation)

000-52711
(Commission File No.)

174 E. Neider Ave., Suite 222
Coeur d’Alene, ID 83815
(Address of principal executive offices and Zip Code)
(208) 664-5066
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common	SRGZ	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On February 27, 2026 Star Gold Corp. (“Star Gold” or the “Company”) closed a private placement of its Common Stock and Warrants to purchase Common Stock. The private placement was conducted pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506(b) of Regulation D promulgated pursuant to the Act. The Company raised an aggregate of $3,677,850 (in a combination of debt conversion and new capital) through the issuance of 91,946,250 Units at ($.04 per Unit) with each Unit consisting of one (1) share of Common Stock and a Warrant to purchase one-half (1/2) additional share of Common Stock, within twelve (12) months, at the exercise price of $.08 per full share of Common Stock. The offering consisted of a total of forty (40) investors of which thirty-eight (38) were accredited investors and six (6) are considered affiliates of the Company (including the Company’s Chief Financial Officer and all three (3) members of the Company’s Board of Directors (which include the Company’s CEO and its President)).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4th day of March, 2026.

STAR GOLD CORP.

BY:	/s/ Lindsay E. Gorrill
Lindsay E. Gorrill, CEO